                    GRAHAM & JAMES LLP/RIDDELL WILLIAMS P.S.
                               [GRAPHIC OMITTED]




                                                   The Pacific Northwest
October 23, 1996                                   Practice of
                                                   Graham & James LLP,
                                                   A California Registered
                                                   Limited Liability Partnership
                              Exhibit 5 and 23.1   Including Professional
                                                   Corporations

Applied Microsystems Corporation                   ATTORNEYS
5020 - 148th Avenue N.E.                           1001 Fourth Avenue Plaza
Redmond, Washington 98073-9702                     Suite 4500
                                                   Seattle, WA
RE:  FORM S-8 REGISTRATION STATEMENT               98154-1065
                                                   Tel (206) 624 3600
Ladies and Gentlemen:                              Fax (206) 389 1708

We have acted as counsel to you (the "Company")    Direct tel
in connection with the preparation of a
Registration Statement on Form S-8 (the            GRAHAM & JAMES LLP
"Registration Statement") under the Securities     Los Angeles
Act of 1933, as amended (the "Act"), which the     Newport Beach
Company will file with the Securities and          New York
Exchange Commission, with respect to an aggregate  Palo Alto
of 250,000 shares of Common Stock of the Company   Sacramento
(the "Shares") issuable upon exercise of options   San Francisco
granted or to be granted under the Company's 1992  Seattle
Performance Stock Plan (the "Plan").               Washington, DC
                                                   Beijing
We have examined the Registration Statement and    Tokyo
such other documents and records as we have        Dusseldorf
deemed relevant and necessary for the purpose of   London
this opinion.                                      Milan

Based upon and subject to the foregoing, we are    DEACONS GRAHAM
of the opinion that the Shares issuable upon       & JAMES
exercise of options granted or to be granted       Bangkok
under the Plan will, upon due execution by the     Hanoi
Company and the registration by its registrars of  Ho Chi Minh City
the certificates for the Shares and issuance       Hong Kong
thereof by the Company and receipt by the Company  Jakarta
of the consideration therefor in accordance with   Taipei
the terms of the Plan, be validly issued, fully    Brisbane
paid and nonassessable.                            Canberra
                                                   Melbourne
We hereby consent to the filing of this opinion    Perth
as an exhibit to the Registration Statement. In    Sydney
giving such consent, we do not admit that we are   AFFILIATED OFFICES
in the category of persons whose consent is        Berlin
required under Section 7 of the Act.               Brussels
                                                   Bucharest
Very truly yours,                                  Frankfurt
                                                   Hamburg
/s/ Benjamin F. Stephens                           Leipzig
                                                   Munich
Benjamin F. Stephens                               Prague
         of                                        Mexico City
GRAHAM & JAMES LLP/RIDDELL WILLIAMS P.S.           Jeddah
                                                   Kuwait
                                                   Riyadh